MALT 2004-1

Whole Loan 30YR Fixed-Rate Alt-A

Deal Size

$75mm approx.

GWAC

5.89% +/-10bps

WAM

354 +/- 2months

California

50.0% max

Avge. Loan Balance (45% approx. conforming)

$300k approx.

WA FICO

689 approx.

WA LTV

68.0% approx.

Doc Type                      Full

27.0% approx.

AAA Ratings

2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level

6.00% approx.

Pricing Speed

100% PPC

PPC Ramp

6-18 Cpr in 12 months and 18CPR thereafter

Settlement Date

01/30/04

Depositor

Mortgage Asset Securitization Transactions, Inc.

Master Servicer/Bond Administrator

Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

5% Cleanup Call

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.